AUL AMERICAN SERIES FUND, INC
                            ARTICLES SUPPLEMENTARY

AUL AMERICAN SERIES FUND, INC. a Maryland corporation, registered as an openend, diversified managers investment company under the Investment Company Act of 1940, having a principal office in Baltimore, Maryland (hereinafter called the "Corporation"), certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The Articles of Incorporation dated July 26, 1989, as amended by Articles Supplementary filed on April 5, 1990, May 22, 1995, September 5, 1997, and October 1, 1997, have previously authorized three hundred twenty-five million (325,000,000) shares of Common Stock, par value of $.001 per share, with an aggregate par value of $325,000, with the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and condition of redemption thereof as set forth in the Articles of Incorporation as amended, and whereas the Articles of Incorporation as amended have provided for the allocation of three hundred and five million (305,000,000) ,shares of Common Stock in the following classes, each class consisting of the number of shares and having the designation indicated:

AUL American Equity Portfolio
    Common Stock                                    20 million
AUL American Bond Portfolio
    Common Stock                                    20 million
AUL American Money Market Portfolio
    Common Stock                                    125 million
AUL American Managed Portfolio
    Common Stock                                    40 million
AUL American Tactical Asset Allocation Portfolio
    Common Stock                                    25 million
AUL American Conservative Investor Portfolio
    Common Stock                                    25 million
AUL American Moderate Investor Portfolio
    Common Stock                                    25million

AUL American Aggressive Investor Portfolio
    Common Stock                                    25 million.

SECOND: The Board of Directors of the Corporation, at a meeting duly convened and held on August 23, 1999, adopted a resolution authorizing the Corporation to authorize an additional seventy-five million (75,000,000) Shares, par value of $.001 per share, so that immediately after the effectiveness of these Articles Supplementary, the Corporation has authority to issue four hundred million (400,000,000) shares of Common Stock, par value $.001 per share, and aggregate par value of $400,000, which the Board of Directors has classified as follows:
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                         -2-

AUL American Equity Portfolio
 Common Stock                                        20 million
AUL American Bond Portfolio
 Common Stock                                        -20 million
ALL American Money Market Portfolio
 Common Stock                                        200 million
AUL American Managed Portfolio
 Common Stock                                        40 million
AUL American Tactical Asset Allocation Portfolio
 Common Stock                                        25 million
AUL American Conservative Investor Portfolio
 Common Stock                                        25 million
AUL American Moderate Investor Portfolio
 Common Stock                                        25 million
AUL American Aggressive Investor Portfolio
 Common Stock                                        25 million

the remaining 20 million Shares shall be authorized but unallocated.

FOURTH: The preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of shares of Common Stock are as set forth in the Articles of Incorporation as amended, of the Corporation.

FIFTH: The shares of the Corporation classified pursuant to Section 2-105(c) of Corporations and Associations Article, Maryland Public General Laws and pursuant to Article Second of these Articles Supplementary have been so classified by the Board of Directors under the authority contained in the Articles of Incorporation.

IN WITNESS WHEREOF, AUL AMERICAN SERIES FUND, INC. has caused these presents to be signed in its name and on its behalf by its duly authorized officers who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief the matters and facts set forth herein relating to the authorization and approval of the Articles Supplementary are true in all material respects and that this statement is made under the penalties of perjury.

Date: August 23, 1999           AUL AMERICAN SERIES FUND, INC.

                                By:   /s/ James W. Murphy, President
ATTEST:
By: /s/ Richard A. Wacker
Richard A. Wacker, Secretary